Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated June 9, 2025 incorporated herein by reference, with respect to the consolidated financial statements of Yimutian Inc. (the “Company”) as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, including the related consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders’ equity, and consolidated statements of cash flows.

/s/ Assentsure PAC Singapore

December 24, 2025